Exhibit 1.4

DEUTSCHE BANK AKTIENGESELLSCHAFT

Subordinated Tier 2 Notes

DISTRIBUTION AGREEMENT

August 3, 2021

To the Agents listed on the signature page hereof, and each person that shall have become an Agent as provided in Section 2(d) hereof:

Dear Sirs/Mesdames:

Deutsche Bank Aktiengesellschaft, a bank organized under the laws of the Federal Republic of Germany (the “Bank”), confirms its agreement with the Agents with respect to the issue and sale from time to time by the Bank, acting through one or more of its branches (including its head office) (each, an “offering”) of its Subordinated Tier 2 Notes (the “Notes”).

The Notes will be issued as subordinated indebtedness of the Bank. The Notes will be issued pursuant to the provisions of the Amended and Restated Subordinated Indenture, dated as of August 3, 2021, among the Bank, Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent, registrar and authenticating agent (the “Authenticating Agent”) (as may be supplemented or amended from time to time, the “Indenture”). The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Prospectus (as defined below) and in Term Sheets (as defined in Section 3(a) below).

On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree, upon such appointment, to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Bank at such times and in such amounts as the Bank shall from time to time specify. In addition, you may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a “Terms Agreement”) in accordance with the provisions of Section 2(b) hereof.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Notes. Such registration statement, or any registration statement subsequently filed by the Bank under which the Notes are to be offered and sold, including the information incorporated by reference therein and the exhibits thereto, as amended at any Representation Date (as hereinafter defined), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement, as supplemented by a prospectus supplement and/or one or more pricing supplements setting forth the terms of the Notes, including all material incorporated by reference therein, in the form in which such prospectus, prospectus supplement and/or pricing supplement have most recently been filed, or transmitted for filing, with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations adopted by the Commission under the Securities Act of 1933 (the “Securities Act”), is hereinafter referred to as the “Prospectus.” The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus by the Bank with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.    Representations and Warranties. The Bank represents and warrants to and agrees with you as of the Commencement Date (as hereinafter defined), as of each date on which you solicit offers to purchase Notes, as of each date on which the Bank accepts an offer to purchase Notes (including any purchase by you as principal pursuant to a Terms Agreement), as of each date the Bank issues and delivers Notes, and as of each date the Registration Statement or the Prospectus is amended or supplemented, as follows (each, a “Representation Date”), it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement and the Prospectus, each as amended or supplemented to each such date:

(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission; and no proceeding pursuant to Section 8A of the Securities Act against the Bank or any offering of the Notes has been initiated or threatened by the Commission. As of the Commencement Date and, unless otherwise notified by the Bank pursuant to Section 5(e) hereof, as of any other Representation Date, the Bank is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act, in connection with the offering of the Notes.

(b)    (i) On the date it became effective under the Securities Act, the Registration Statement conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations adopted by the Commission under the Securities Act and the Trust Indenture Act (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)    on the Commencement Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii)    at each of the times of amending or supplementing referred to in Section 5 hereof, the Registration Statement and the Prospectus as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, except that no representation is made with respect to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Bank by any Agent specifically for use therein or as to any Statement of Eligibility of a trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement.

(c)    The financial statements of the Bank and its consolidated subsidiaries included in the Registration Statement and Prospectus fairly present in all material respects the financial position of the Bank and its consolidated subsidiaries on a consolidated basis at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Bank and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods involved, except as disclosed therein.

(d)    The accountants who certified the financial statements of the Bank and its consolidated subsidiaries included in the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the rules thereunder, including Rule 2-01 of Regulation S-X.

(e)    The Time of Sale Information at each Time of Sale and at the Commencement Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Bank makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Agent furnished to the Bank in writing by such Agent expressly for use in such Time of Sale Information.

“Time of Sale” shall mean any time at or prior to the confirmation of any sales of any Notes.

“Time of Sale Information” shall mean the Prospectus most recently filed or transmitted for filing as of such Time of Sale, each prospectus supplement to such Prospectus that relates to the sale of Notes confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale, each preliminary prospectus or Term Sheet, if any, that relates to the sale of Notes confirmed at such Time of Sale that has been filed or transmitted for filing as of such Time of Sale and each “Free Writing Prospectus” (as defined pursuant to Rule 405 under the Securities Act) that has been prepared by or on behalf of the Bank relating to such Notes.

(f)    With respect to an issuance of Notes through you, the Bank (including its agents and representatives, other than the Agents in their capacity as such and selected dealers purchasing Notes as principal from the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, other than a Free Writing Prospectus or

Term Sheet, as applicable, approved in advance by you. At each Time of Sale, each such Free Writing Prospectus or Term Sheet included in the applicable Time of Sale Information complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby), did not conflict with the information contained in the Registration Statement and Prospectus and, when taken together with the Prospectus filed prior to such Free Writing Prospectus or Term Sheet, did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Bank makes no representation and warranty with respect to any statements or omissions made in each such Free Writing Prospectus or Term Sheet in reliance upon and in conformity with information relating to any Agent furnished to the Bank in writing by such Agent expressly for use in any Free Writing Prospectus or Term Sheet. If the Bank becomes an “ineligible issuer” or ceases to be a “well-known seasoned issuer,” each as defined in Rule 405 under the Securities Act, the Bank shall not use in connection with the offering of the Notes any Free Writing Prospectus that may only be used by an issuer that is not an “ineligible issuer” or any Free Writing Prospectus that may only be used by a “well-known seasoned issuer,” as applicable (in each case, an “Impermissible Free Writing Prospectus”).

(g)    The Bank has been duly organized and is validly existing as a bank under the laws of the Federal Republic of Germany and has the power and authority (corporate and other) to own its properties and conduct its businesses as described in the Prospectus. The Bank is licensed to operate a branch in the State of New York by the New York State Department of Financial Services. The Bank is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction where the conduct of its business or the location of its properties requires such licenses, registration or qualification, except for such jurisdictions where the failure to hold such licenses or to so register or qualify will not materially impair the Bank’s ability to make payments hereunder or under the Notes.

(h)    This Agreement has been duly authorized, executed and delivered by the Bank. Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined), when such Written Terms Agreement has been executed and delivered by the Bank in accordance with this Agreement, constitutes the legal, valid and binding obligations of the Bank to be performed through the office through which it has been incurred, enforceable in accordance with its respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(i)    The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Bank and is a valid and binding agreement of the Bank to be performed through the office through which it has been incurred, enforceable in accordance with its terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(j)    The forms of Notes have been duly authorized and established in conformity with the provisions of the Indenture and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Bank to be performed through the office through which they have been incurred, enforceable in accordance with their respective terms except as the enforceability thereof (i) may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors’ rights generally and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law.

(k)    The execution and delivery by the Bank of the Indenture did not and the execution and delivery by the Bank of this Agreement, the Notes, and any applicable Written Terms Agreement and the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the Bank’s constitutive documents or any agreement or other instrument binding upon the Bank or any of its subsidiaries that is material to the Bank and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, that no representation is made or warranty given as to whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

(m)    There are no legal or governmental proceedings pending or threatened to which the Bank or any of its subsidiaries is a party or to which any of the properties of the Bank or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(n)    The Bank has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Bank and its subsidiaries, taken as a whole.

(o)    The Bank is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)    If the third anniversary of the initial effective date of the Registration Statement occurs during an offering of Notes before all of the Notes then being offered have been sold by you, prior to the third anniversary the Bank will file a new shelf registration statement and take any other action necessary to permit the public offering of the Notes to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or that automatically becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act.

(q)     except as described in the Prospectus, the Bank maintains a system of internal accounting controls with respect to the Bank and its subsidiaries sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Bank’s most recent audited fiscal year, there has been (x) no material weakness in the Bank’s internal control over financial reporting (whether or not remediated) and (y) no change in the Bank’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting. The Bank employs disclosure controls and procedures with respect to its subsidiaries that are designed to ensure that information required to be disclosed by the Bank in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Bank’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(r)    neither the Bank nor any of its subsidiaries nor, to the best knowledge of the Bank, any director, officer, agent, employee or affiliate of the Bank or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the United Kingdom Bribery Act 2010 (the “Bribery Act”), including, without limitation, engaging in bribery or making other unlawful payments prohibited under the Bribery Act, or (iii) any other applicable anti-corruption law; and the Bank, its subsidiaries and, to the best knowledge of the Bank, its affiliates have conducted their businesses in compliance with the FCPA, the Bribery Act and all other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; provided, however, excluded from the foregoing representations in this Section 1(r) are the matters underlying the settlements of the Bank with the U.S. Department of Justice and the Commission announced on January 8, 2021.

(s)    neither the Bank, nor any of its subsidiaries or, to the best knowledge of the Bank, any director, officer or employee of the Bank or any of its subsidiaries is an individual or entity (“Person”) that is the subject of any sanctions administered or enforced by the U.N. Security Council, the European Union, the United Kingdom, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”); nor is the Bank or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions regimes (currently Crimea, Cuba, Iran, North Korea and Syria (“Sanctioned States”)). The Bank will use the proceeds of the offering of the Notes, or lend, contribute or otherwise make available such proceeds to any person or entity only for the purposes as disclosed in the Prospectus, and the Bank will not, directly or, to the Bank’s best knowledge, indirectly, use the proceeds of the sale of the offering of the Notes to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions or is located, organized or resident in a Sanctioned State, except to the extent permissible for a person required to comply with Sanctions. For the avoidance of doubt, nothing in this Section 1(s) shall be interpreted to require the Bank or any of its subsidiaries to violate Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or a similar applicable anti-boycott statute.

(t)    (i) the Bank and its subsidiaries have established procedures reasonably designed to ensure compliance in all material respects with the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), (ii) the Bank and, to the Bank’s best knowledge, any of its subsidiaries are, and have conducted their operations at all times, in compliance with the applicable Money Laundering Laws, including U.S. financial recordkeeping and reporting requirements and the U.S. money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency, except where non-compliance would not constitute a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened, except where such action, suit or proceeding would not constitute a Material Adverse Effect.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Sections 1(j) and 1(k) (except as to due authorization of the forms of Notes), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Notes, with respect to any Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currencies, commodities, securities of entities that may or may not be affiliated with the Bank, baskets of such securities, indices or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

2.    Solicitations as Agents; Purchases as Principal.

(a)    Solicitations as Agents. In connection with your actions as selling agents, you agree to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented, including by any applicable Free Writing Prospectus. The Bank may from time to time offer Notes for sale otherwise than through an Agent.

The Bank reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Bank, you will forthwith suspend solicitations of offers to purchase Notes from the Bank until such time as the Bank has advised you that such solicitation may be resumed. While such solicitation is suspended, the Bank shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes, or (ii) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Notes until the Bank has delivered such certificates, opinions and letters as you may request.

The Bank agrees to pay to you, as consideration for the sale of each security resulting from a solicitation made or an offer to purchase received by you in connection with an offering in which you were appointed as a selling agent, a commission in a form (which may be a discount from the price to public or a separate fee) and amount to be agreed upon and as specified in the Free Writing Prospectus or pricing supplement relating to such Notes. Without the prior approval of the Bank, no Agent (acting on an agency basis) may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes.

You shall communicate to the Bank, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Bank. The Bank shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

(b)    Purchases as Principal. Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Bank will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by you. Each Terms Agreement will take the form of either (i) a written agreement between you and the Bank, which may be substantially in the form of Exhibit A hereto (a “Written Terms Agreement”), or (ii) an oral agreement between you and the Bank confirmed in writing by either you to the Bank or the Bank to you.

Your commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement relating to the Notes shall specify the principal amount of Notes to be purchased by you pursuant thereto, the price to be paid to the Bank for such Notes, the maturity date of such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the Bank, pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you.

Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by you as principal pursuant to a Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Free Writing Prospectus (available prior to the Time of Sale) or Pricing Supplement (as defined below), as applicable, relating to such Notes.

(c)    Administrative Procedures. You and the Bank agree to perform the respective duties and obligations specifically provided to be performed in the Administrative Procedures for Subordinated Tier 2 Notes (the “Administrative Procedures”) that are attached hereto as Exhibit B, as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Bank and you.

(d)    Additional Agents. The Bank may from time to time appoint one or more additional financial institutions experienced in the distribution of securities similar to the Notes (each such additional institution herein referred to as an “Additional Agent”) as agent(s) hereunder pursuant to an agent accession letter (an “Agent Accession Letter”), substantially in the form attached hereto as Exhibit C, whereupon such Additional Agent shall, subject to the terms and conditions of this Agreement and the Agent Accession Letter, become a party to this Agreement as an agent, vested with all of the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. If the Bank shall appoint any Additional Agent(s) pursuant to an Agent Accession Letter in accordance with this subsection (d), the Bank shall provide each Agent with a copy of such executed Agent Accession Letter.

(e)    Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Bank shall be delivered at the office of Davis Polk & Wardwell LLP, not later than 4:00 p.m., New York City time, on the date hereof, or at such other time and/or place as you and the Bank may agree upon in writing, but in no event later than the earlier of (i) the date on which you begin soliciting offers to purchase Notes pursuant to such Offering and (ii) the first date on which the Bank accepts any offer by you to purchase Notes as principal. The date of delivery of such documents is referred to herein as the “Commencement Date.” In addition, if the Bank files a new or additional registration statement under which the Notes are to be offered and sold, it shall be a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Bank under the new registration statement that you receive the documents specified in Section 4 of this Agreement in the manner set forth in this Section 2(e); the date of delivery of such documents for the purposes of this Agreement shall be deemed to be a new Commencement Date.

3.    Agreements. The Bank agrees with you that:

(a)    Before using, authorizing, approving, referring to or filing any Free Writing Prospectus or Term Sheet, as applicable, pertaining to a Note being offered by you, the Bank will furnish to you and your counsel a copy of the proposed Free Writing Prospectus or Term Sheet for review and will not use, authorize, approve, refer to or file any such Free Writing Prospectus or Term Sheet to which you object in your reasonable judgment. The Bank will furnish to each Agent copies of the Prospectus and of the Registration Statement (including the exhibits thereto relating to the offering by the Bank thereunder of the Notes, but excluding the documents incorporated by reference), all amendments and supplements to the Prospectus and the Registration Statement, and each Free Writing Prospectus or Term Sheet relating to the Notes to be offered and sold, in each case as soon as available and in such quantities as shall be reasonably requested. The Bank may prepare, prior to the applicable Time of Sale, with respect to any Notes to be sold through or to the Agents, a Free Writing Prospectus in accordance with Section 3(a) hereof in the form of a term sheet or preliminary pricing supplement with respect to such Notes (a “Term Sheet”) and will, if required by Rule 433 or Rule 424(b), as applicable, under the Securities Act, file such Term Sheet with the Commission pursuant to Rule 433 or Rule 424(b), as applicable, under the Securities Act not later than the time specified by such rule. The Bank will file the final version of such Term Sheet (or, if a Term Sheet has not been prepared by the Bank, a final pricing supplement), containing the final terms of the relevant Notes, as a pricing supplement pursuant to the requirements of Rule 424(b) under the Securities Act, two business days after the earlier of the date such terms became final or the date of first use (each a “Pricing Supplement”).

(b)    The Bank will promptly advise you (i) of the filing and effectiveness of any amendment to the Registration Statement, (ii) of the filing and effectiveness, subsequent to the date hereof, of any new or additional registration statement under which the Notes are to be offered and sold, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)    If, at any time when the Prospectus or Time of Sale Information relating to the Notes is required to be delivered under the Securities Act, or made available to purchasers of the Notes, any event occurs or condition exists as a result of which the Prospectus or Time of Sale Information, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus or Time of Sale Information, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the Bank, it is necessary at any time to amend or supplement the Prospectus or Time of Sale Information, as then amended or supplemented, to comply with applicable law, the Bank will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Bank, you shall forthwith suspend such solicitation and cease using the Prospectus or Time of Sale Information, as then amended or supplemented. If the Bank shall decide to amend or supplement the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, satisfactory in all respects to you, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus or Time of Sale Information to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to Section 3(f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(c), until the distribution of any Notes you may own as principal has been completed, if any event described above in this Section 3(c) occurs, the Bank will, at its election, either, (1) at its own expense, forthwith prepare and cause to be filed as soon as practicable with the Commission an amendment or supplement to the Registration Statement, Prospectus or Time of Sale Information, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus or Time of Sale Information to you in such quantities as you may reasonably request and shall furnish to you pursuant to Section 3(f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as you may reasonably request in connection with the preparation and filing of such amendment or supplement, or (2) repurchase such Notes at the price at which it sold them to you.

(d)    The Bank will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Bank’s fiscal quarter next following the “effective date” (pursuant to Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of the Notes. If such fiscal quarter is the first fiscal quarter of the Bank’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made not later than 45 days after the close of the period covered thereby.

(e)    The Bank will endeavor, in cooperation with the Agents, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as may be required for the distribution of the Notes.

(f)    During the term of this Agreement, the Bank shall furnish to you such relevant documents and certificates of officers of the Bank relating to the business, operations and affairs of the Bank, the Registration Statement, the Prospectus, any amendments or supplements thereto, any Time of Sale information, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Bank of its obligations hereunder or thereunder as you may from time to time reasonably request.

(g)    The Bank shall notify you promptly in writing of any downgrading that occurs on or following the Commencement Date, or of its receipt of any official notice on or following the Commencement Date of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the non-deferrable dated subordinated (Tier 2) debt rating accorded the Bank by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(h)    The Bank will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement, the Prospectus and all amendments and supplements thereto, and Time of Sale Information, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Bank’s counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under any state securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any amendments or supplements thereto, and the Time of Sale Information, (vi) the printing and delivery to you of copies of the Indenture, and any Blue Sky or legal investment memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (formerly known as the National Association of Securities Dealers, Inc. (the “NASD”)), and (ix) the fees and disbursements of Davis Polk & Wardwell LLP. It is understood, however, that except as provided in this Section and Section 7 entitled “Indemnification and Contribution,” you will pay all of your costs and expenses, including fees and disbursements of your counsel, transfer taxes payable on resale of any of the Notes by you and any advertising expenses connected with any offers you may make.

(i)    The Bank acknowledges and agrees that (i) the purchase and sale of Notes pursuant to this Agreement, including the determination of the price for the Notes and your compensation, is, as far as the Bank is concerned, an arm’s-length commercial transaction between the Bank, on the one hand, and you, on the other hand, (ii) in connection therewith and with the process leading to such transaction, you are acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Bank or any of its affiliates, (iii) you have not assumed any advisory or fiduciary responsibility in favor of the Bank or any of its affiliates with respect to the offering of Notes contemplated by this Agreement or the process leading thereto (irrespective of whether you have advised or are currently advising the Bank or any of its affiliates on other matters) or any other obligation to the Bank or any of its affiliates with respect to any offering of Notes except the obligations explicitly set forth in this Agreement, (iv) you and your affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Bank and its affiliates, and (v) you have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate.

4.    Conditions of the Obligations of the Agents. Your obligation to solicit offers to purchase Notes as agent of the Bank in connection with any offering of Notes and your obligation to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of the Bank’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Bank of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of your obligation to purchase Notes, at the time the Bank accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified below:

(a)    Prior to such solicitation or purchase, as the case may be:

(i)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Prospectus or Time of Sale Information, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that is not described in the Time of Sale Information and that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus or Time of Sale Information, as so amended or supplemented;

(ii)    there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Frankfurt Stock Exchange; (b) a material disruption in securities settlement, payment or clearance services in the United States or, in the event of a global offering, in any relevant foreign jurisdiction; (c) a general moratorium on commercial banking activities in New York or London declared by the relevant regulatory authorities or on commercial banking activities in the Federal Republic of Germany declared by German authorities; and (d) any outbreak or material escalation of hostilities or other national or international calamity or crisis the effect of which shall be such as to make it, in your judgment, impracticable or inadvisable to proceed with the purchase of the Notes by you on the terms and in the manner contemplated in the Prospectus or Time of Sale Information;

(iii)     the Prospectus, each Free Writing Prospectus and all other Time of Sale Information shall have been timely filed with the Commission under the Securities Act (in the case of a Free Writing Prospectus and all other Time of Sale Information, to the extent required by Rule 433 under the Securities Act); and

(iv)    since the later of the date of this Agreement and the date on which the Bank has filed with the Commission the Bank’s most recent Annual Report on Form    20-F, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the non-deferrable dated subordinated (Tier 2) debt rating accorded the Bank by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(A) except, in each case described in paragraph (i), (ii) or (iv) above, as disclosed to you in writing by the Bank prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made or (B) the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

(b)    On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

(i)    The opinion, dated as of such date, of the Bank’s Legal Department, or of other counsel satisfactory to you and who may be an official of the Bank, substantially to the effect that:

(A)    the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of Germany and has full power and authority to engage in banking business in Germany; the Bank is qualified, as far as the laws of Germany are concerned, to conduct the business in which it is engaged in each jurisdiction where it conducts business;

(B)    the Bank has corporate power and capacity to execute and deliver the Indenture, the Notes and this Agreement and to perform its obligations thereunder and hereunder;

(C)    the execution and delivery of the Indenture, the Notes and this Agreement have been duly authorized by all necessary corporate action of the Bank;

(D)    the Indenture and this Agreement have been validly executed on behalf of the Bank;

(E)    the Indenture constitutes a valid and binding agreement of the Bank, which, with respect to Notes incurred through a branch office of the Bank, is to be performed through such branch office;

(F)    the forms of the Notes have been duly authorized and established by the Bank;

(G)    the terms of a particular issuance of Notes will be, when established by an Issuer Order executed by two persons named as attorneys-in-fact of the Bank in a power of attorney executed by two members of the Management Board of the Bank, duly authorized by the Bank;

(H)    when Notes of a particular issuance have been executed by two persons named as attorneys-in-fact of the Bank in a power of attorney executed by two members of the Management Board of the Bank, they will have been validly executed on behalf of the Bank;

(I)    when the terms of the Notes and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate New York law or German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Notes have been duly executed and delivered by the Bank and authenticated in accordance with the Indenture and issued and sold as contemplated by the Registration Statement, the Notes will constitute valid and binding obligations of the Bank, which, if incurred through a branch office of the Bank, are to be performed through such branch office;

(J)    none of the execution and delivery of the Indenture, the Notes and this Agreement, the issuance of the Notes pursuant to the Indenture, the offering and sale of the Notes in accordance with this Agreement and the performance by the Bank (acting through its head office or a branch office) of its obligations under the Indenture, the Notes or this Agreement (x) requires the consent, approval, authorization, registration or qualification of or with any governmental authority in Germany or (y) conflicts with or results in a breach or violation of any of the terms and provisions of, or constitutes a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to us after due inquiry, to which the Bank is a party or by which the Bank or its properties are bound, or the Articles of Association (Satzung) of the Bank or any statute in Germany or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to us after due inquiry and applicable to the Bank;

(K)    to the best of such counsel’s knowledge, there are no legal or governmental actions, suits or proceedings before or by any court of governmental agency or body in the Federal Republic of Germany now pending or threatened against or affecting the Bank or of which any property of the Bank is subject other than as set forth in the Registration Statement and Prospectus, as amended and supplemented to date, and other than litigation that in each case is reasonably expected not to have a material adverse effect on the financial condition of the Bank and its consolidated subsidiaries, taken as a whole, or the ability of the Bank to perform its obligations under the Indenture, the Notes and this Agreement to which it is a party (through its head office or a branch office);

(L)    it is not necessary under the laws of Germany in order to enable either the Trustee or, to the extent permitted by the provisions of the Indenture, the holder of a Note to enforce rights under the Indenture that it should, as a result solely of its holding of the Note, be licensed, qualified or otherwise entitled to carry on business in Germany;

(M)    the obligations of the Bank under the Notes and under the Indenture insofar as they relate to the Notes constitute unsecured and subordinated obligations of the Bank, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Bank from time to time constituting own funds instruments within the meaning of Regulation (EU) No 575/2013 of the European Parliament and the Council (“CRR”) in the form of tier 2 instruments (within the meaning of Article 63 of the CRR) (“Tier 2 Instruments”). “Own Funds Instruments” means own funds instruments of the Bank within the meaning of the CRR. In the event of any resolution measures imposed on the Bank or in the event of the dissolution, liquidation, insolvency or composition of the Bank, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Bank; the obligations under the Notes are fully subordinated to all claims against, and obligations of, the Bank which do not qualify as Own Funds Instruments; this includes (i) all claims of unsubordinated creditors of the Bank (including claims against the Bank under its unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Bank under any such debt instruments that were issued by the Bank before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung), (iii) contractually subordinated obligations of the Bank within the meaning of Section 39(2) of the German Insolvency Code which do not qualify as Own Funds Instruments at the time resolution measures are imposed on the Bank or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Bank, and (iv) other contractually subordinated obligations of the Bank within the meaning of Section 46f(7a) sentence 3 of the German Banking Act;

(N)    the courts in Germany (assuming they accept jurisdiction) would observe and give effect to the choice of the laws of New York as governing the Notes, the Indenture and this Agreement except for the German Law Provisions of the Indenture and the Notes, with respect to which such courts would observe and give effect to German law; and

(O)    any judgment against the Bank enforcing the Notes, the Indenture and this Agreement and given by the State or Federal courts of the State of New York would be recognized and enforced in Germany, provided that the requirements of Section 328 of the German Code of Civil Procedure (Zivilprozessordnung) are met, in particular that:

(1)    the courts have subject matter jurisdiction and there is no exclusive German jurisdiction, and confirming that (x) as regards the enforcement of the Indenture and the Notes, Section 12.11 of the Indenture is sufficient to confer jurisdiction to the courts referred to therein and (y) as regards the enforcement of this Agreement against the Bank, Section 13 of this Agreement is sufficient to confer jurisdiction to the courts referred to therein;

(2)    the Bank has put in a general appearance in the proceedings or actual personal service of process was made on the Bank in a proper way (service of process in accordance with the provisions of the Process Agent Letter between the Bank and DB USA Corporation would be sufficient for such purposes) and timely enough to allow raising of defenses;

(3)    such judgment is not contrary to an existing judgment which is to be recognized in Germany;

(4)    such judgment has not resulted from legal proceedings begun subsequent to other legal proceedings regarding the same subject matter, which legal proceedings are incompatible therewith;

(5)    the recognition of the foreign judgment is not obviously contrary to the essential principles of the laws of Germany, in particular rights granted under the constitutional law of Germany; there is no reason to believe that any payment judgment (other than for penal damages) enforcing the Indenture, the Notes or this Agreement, which judgment is in line with the laws and the public policy of New York, would be obviously contrary either to essential principles of the laws of Germany or rights granted under the constitutional law of Germany; and

(6)    reciprocity of recognition of judgments between Germany and the jurisdiction rendering the judgment exists; based upon counsel’s understanding with respect to the recognition of foreign money judgments by State and Federal courts in New York, it is unlikely that as between such courts and the courts of Germany at present reciprocity would be deemed not to exist.

(ii)    The opinion, dated as of such date, of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Bank, substantially to the effect that:

(A)    the Indenture has been qualified under the Trust Indenture Act and is a valid, binding and enforceable agreement of the Bank;

(B)    this Agreement is a valid, binding and enforceable agreement of the Bank (except that such counsel expresses no opinion with respect to Section 7 of this Agreement providing for indemnification and contribution);

(C)    when the forms of the Notes have been duly authorized and established in conformity with the Indenture and the Notes have been duly executed and delivered by the Bank, duly authenticated by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be valid, binding and enforceable obligations of the Bank entitled to the benefits of the Indenture;

(D)    the statements under the headings “Description of Debt Securities —Subordinated Debt Securities” and “Resolution Measures” in the prospectus relating to the Notes and the statements under the heading “Description of Notes” in the prospectus supplement relating to the Notes, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions;

(E)    the issuance and sale of the Notes to the Agent pursuant to this Agreement do not, and the performance by the Bank of its obligations in this Agreement, the Indenture and the Notes will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Trust Indenture Act (but such counsel expresses no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws) or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in such counsel’s experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but such counsel expresses no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws);

(F)    no registration of the Bank under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Notes by the Bank in the manner contemplated by this Agreement and the Prospectus; and

(G)    insofar as the foregoing opinions in this Section 4(b)(ii) relate to the validity, binding effect or enforceability of any agreement or obligation of the Bank, (i) such counsel has assumed that the Bank and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in such counsel’s experience normally would be applicable to general business entities with respect to such agreement or obligation), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity, (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights and (iv) such counsel has assumed that the effective interest rates on the Notes will comply with all applicable usury laws.

(iii)    The opinion, dated as of such date, of Davis Polk & Wardwell LLP substantially to the effect that:

(A)    the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and assuming the due authorization, execution and delivery by the Bank as a matter of German law, the Indenture is a valid and binding agreement of the Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above in this paragraph or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest;

(B)    assuming the due authorization, execution and delivery by the Bank as a matter of German law, this Agreement is a valid and binding agreement of the Bank, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and (ii) limitations to the rights to indemnification and contribution contained therein by state and federal securities laws or the public policy underlying such laws;

(C)    assuming the due authorization of the forms of the Notes by the Bank as a matter of German law, the forms of the Notes have been duly authorized and established in conformity with the provisions of the Indenture, and when the Notes have been executed by the Bank and authenticated by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the Indenture and this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Bank, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above in this paragraph or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest;

(D)    the execution and delivery by the Bank of the Notes, the Indenture, this Agreement or any applicable Written Terms Agreement and the performance by the Bank of its obligations under such agreements will not contravene any provision of applicable United States federal or New York State law that in such counsel’s experience is normally applicable to transactions of the type contemplated by such agreements, and no consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable to transactions of the type contemplated by such agreements is required for the performance by the Bank of its obligations under the Notes, the Indenture, this Agreement or any applicable Written Terms Agreement, except that no opinion is expressed herein with respect to (x) the applicability of the United States federal securities laws or the securities or Blue Sky laws of the various states or (y) whether the purchase of any Notes constitutes a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code;

(E)    the statements included in the prospectus relating to the Notes under the captions “Description of Debt Securities — Subordinated Debt Securities,” “Description of Notes,” “Plan of Distribution (Conflicts of Interest)” and “Resolution Measures” insofar as they summarize the matters or provisions of the Indenture, the Notes and this Agreement, in each case fairly summarize such matters or provisions in all material respects (subject to the insertion in the Notes of the maturity dates, interest rates and other similar terms thereof which are to be described in Pricing Supplements and supplements to the Prospectus); and

(F)    subject to the qualifications set forth therein, the statements set forth in the prospectus supplement relating to the Notes under the caption “United States Federal Income Taxation,” insofar as they purport to describe provisions of United States federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

Notwithstanding the foregoing, the opinions described in subparagraphs (B), (C) and (D) of Section 4(b)(ii) and subparagraphs (C), (D) and (E) of Section 4(b)(iii) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 5(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission, or the Investment Company Act of 1940, as amended, to Notes the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodity prices, securities of entities unaffiliated with the Bank, baskets of such securities, equity indices or other factors.

The opinions of the Bank’s Legal Department and Cleary Gottlieb Steen & Hamilton LLP described in Sections 4(b)(i) and (ii) shall be rendered to you at the request of the Bank and shall so state therein. In addition, such opinions and the opinion described in Section 4(b)(iii) shall expressly provide that any agent that becomes an Agent hereunder following the Commencement Date may rely on such opinion as though it were addressed to such agent (it being understood that such opinion speaks only as of the date of such opinion).

(c)    On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received:

(i)    A letter, dated as of such date, of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Bank, substantially to the effect that:

(A)    the Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal controls over financial reporting) included therein, as to which such counsel expresses no view), excluding the documents incorporated by reference therein and any related Form T-1 filing, at the time it became effective, and the Prospectus (except as aforesaid), as of the date of such letter, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations thereunder; and such counsel does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

(B)    no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which such counsel expresses no view, and except for that part of the Registration Statement that constitutes the Form T-1), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(C)    no information has come to such counsel’s attention that causes such counsel to believe that the Prospectus (except the financial statements and schedules and other financial data (including management’s report on the effectiveness of internal control over financial reporting) included therein, as to which such counsel expresses no view), as of the date of the Prospectus or the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)    A letter, dated as of such date, of Davis Polk & Wardwell LLP substantially to the effect that:

(A)    the Registration Statement and the Prospectus, including the documents incorporated by reference therein, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(B)    nothing has come to such counsel’s attention that causes such counsel to believe that, insofar as relevant to the offering of the Notes:

(1)    the Registration Statement as of the date of such counsel’s letter, including the documents incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that the belief set forth above does not cover information concerning an offering of particular Notes to the extent such information will be set forth in term sheets and supplements to the Prospectus); and

(2)    the Prospectus as of the date of such counsel’s letter, including the documents incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the belief set forth above does not cover information concerning an offering of particular Notes to the extent such information will be set forth in term sheets and supplements to the Prospectus); and

(C)    In providing such letter, such counsel expresses no view regarding the financial statements and financial schedules and other financial and accounting data included in the Registration Statement or the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1, with it being understood that for purposes of such letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Securities Act is financial data.

(iii)    A letter or letters, dated as of such date or dates, of the Bank’s independent auditors in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(d)    On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate of the Bank, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Bank, to the effect set forth in Section 4(a)(iv), and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of such date, that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date and as to such other matters as you shall reasonably request. The certificate may reflect that, as it applies to the representation and warranty set forth in Section 1(m) as to proceedings threatened, the certification being made is to the best of the signing officer’s knowledge.

(e)    On the Commencement Date and on each Settlement Date, the Bank shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

5.    Additional Agreements of the Bank. (a) Each time the Registration Statement, the Prospectus, or the Time of Sale Information is amended or supplemented (other than by an amendment or supplement providing solely for (i) the specific terms of the Notes or (ii) a change you deem to be immaterial), the Bank will deliver or cause to be delivered forthwith to you, only if so requested by you, a certificate signed by an executive officer of the Bank, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(d) relating to the Registration Statement, the Prospectus or the Time of Sale Information as amended or supplemented to the time of delivery of such certificate.

(b)    Each time the Bank furnishes a certificate pursuant to Section 5(a) (other than in the case of any amendment or supplement to the Registration Statement, the Prospectus, or the Time of Sale Information caused by the filing of a Report on Form 6-K unless you shall reasonably request based on disclosure included or omitted from such Report), the Bank will furnish or cause to be furnished forthwith to you, only if so requested by you, written letters from counsel dated the date of such amendment or supplement, as the case may be, in a form satisfactory to you and of the same tenor as the letters referred to in Sections 4(c)(i) and 4(c)(ii), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters. In lieu of such letter, counsel last furnishing such letter to you may furnish to you a reliance letter to the effect that you may rely on such last letter to the same extent as though it were dated the date of such reliance letter (except that statements in such last letter will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such reliance letter).

(c)    Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Bank shall cause its independent auditors forthwith to furnish you with a letter, only if so requested by you, dated on or about the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 4(c)(iii), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided, that each letter so furnished shall use a “cut-off date” no more than five business days prior to the date of such letter.

(d)    The Bank will, pursuant to reasonable procedures developed in good faith, retain for a period of not less than three years copies of each Free Writing Prospectus and other Time of Sale Information that is not filed with the Commission in accordance with Rule 433 under the Securities Act and maintain records regarding the timing of the delivery of all applicable Time of Sale Information.

(e)    The Bank will notify the Agents in writing promptly after learning of any event or circumstance that has caused it to become or cease to be an “ineligible issuer” or cease to be or become a “well-known seasoned issuer,” each as defined in Rule 405 under the Securities Act.

(f)    The Bank will pay any filing fees required by Rule 457 under the Securities Act by the times required under the Securities Act.

6.    Certain Agreements of the Agents. Each Agent hereby represents and agrees as of each Representation Date that:

(a)    it has not and will not use, authorize use of, refer to or participate in the planning for the use of, any Free Writing Prospectus, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Bank and not incorporated by reference into the Registration Statement and any press release issued by the Bank), or Term Sheet, as applicable, other than (i) a Free Writing Prospectus or Term Sheet that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in a previously filed Free Writing Prospectus, Term Sheet or in the Prospectus,

(ii) any Free Writing Prospectus or Term Sheet prepared pursuant to Section 3(a) above or (iii) any issuer or underwriter Free Writing Prospectus or Term Sheet approved by the Bank in advance in writing; provided that unless and until the Bank provides notification that it has become an “ineligible issuer” or has ceased to be a “well-known seasoned issuer,” any Free Writing Prospectus described in clauses (i) through (iii) of this paragraph shall not be an Impermissible Free Writing Prospectus;

(b)    it will, pursuant to reasonable procedures developed in good faith, take steps to ensure that any Free Writing Prospectus referred to in clause (a)(i) above will not be subject to broad unrestricted dissemination;

(c)    it will not, without the prior written consent of the Bank, use any Free Writing Prospectus that contains the final terms of the Notes unless such terms have previously been included in a Free Writing Prospectus filed with the Commission or otherwise made reasonably available to the purchasers of Notes;

(d)    it will retain copies of each Free Writing Prospectus used or referred to by it and all other Time of Sale Information, in accordance with Rule 433 under the Securities Act;

(e)    it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to any offering of Notes (and will promptly notify the Bank if any such proceeding against it is initiated during such period of time after the first date of the public offering of the Notes as in the opinion of counsel for the Agents a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Agent or dealer);

(f)    if and as required by applicable law or regulations, it shall provide, or cause its selected dealers to provide, purchasers of Notes through it a notice pursuant to Rule 173 under the Securities Act or a copy of the final Prospectus for the Notes not later than two business days following the completion of the sale;

(g)    other than the Prospectus relating to particular Notes and a Free Writing Prospectus permitted pursuant to clause (a) above, it shall not publish or cause to be published or use any written notice, circular, advertisement, letter or communication relating to any offering or proposed offering of the Notes, including, without limitation, any communications within the meaning of Rule 134 under the Securities Act;

(h)    if any Notes are to be offered outside the United States, it shall not offer or sell any such Notes in any jurisdiction if such offer or sale would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such offer or sale by it or for or on behalf of the Bank unless such consent, approval or permission has been previously obtained; and, subject to the obligations of the Bank set forth in Section 3 of this Agreement, the Bank shall have no responsibility for, and such Agent will obtain, any consent, approval or permission required by it for the subscription, offer, sale or delivery of Notes, or the distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any subscription, offer, sale or delivery;

(i)    it will comply with the non-U.S. selling restrictions set forth in the Prospectus Supplement with respect to the Notes filed with the Commission pursuant to paragraph (b) of Rule 424 under the Securities Act under the heading “Supplemental Plan of Distribution (Conflicts of Interest)” and any additional non-U.S. selling restrictions set forth in the applicable Pricing Supplement;

(j)     in acting under this Agreement and in connection with the sale of any Notes by the Bank (other than Notes sold to it pursuant to a Terms Agreement), it shall make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Bank, but it shall not have any liability to the Bank in the event any such purchase is not consummated for any reason;

(k)    in acting under this Agreement, it represents and warrants that it is actually engaged in the investment banking or securities business and that it is a member in good standing of FINRA;

(l)    each Agent further represents, by its participation in an offering of the Notes, that it has provided to the Bank all documents and other information required to be filed pursuant to Section (a)(4) of FINRA Rule 5110 as such requirements relate to such offering, including, but not limited to information with respect to any acquisitions or beneficial ownership of securities of the Bank (other than certain non convertible or non-exchangeable debt securities and derivative instruments acquired in a transaction that is unrelated to the offering or securities acquired in accordance with Supplementary Material ..01(b) of FINRA Rule 5110) during the period beginning 180 days immediately preceding the required filing date of an offering and through 60 days following the final closing of the offering;

(m)    it understands the requirements of NASD Notice-to-Members 88-101 relating to participation by NASD members in shelf offerings;

(n)    in selling Notes pursuant to any offering (which agreement shall also be for the benefit of the Bank or other seller of such Notes), it will comply with all applicable rules and regulations, including but not limited to all applicable provisions of the Securities Act and the Exchange Act, all applicable rules and regulations of the Commission thereunder, all applicable rules and regulations of FINRA, including, without limitation, FINRA Rules 2090, 2111, 5121 and 5141, all applicable operative NASD rules, all applicable rules and regulations of any securities exchange having jurisdiction over the offering, including Rule 15c2-8 of the Exchange Act, all applicable provisions of Regulation M under the Exchange Act (including with respect to reopenings of previously issued Notes) and all other laws, rules or regulations regarding distribution of Prospectuses, suitability or diligence to accounts;

(o)    it will maintain and enforce policies designed to ensure compliance with the applicable provisions of ERISA, Section 4975 of the Code and similar rules under other applicable laws and regulations (“Similar Laws”), with respect to its customers that are subject to ERISA, the Code or applicable Similar Laws;

(p)    the Bank and the Bank’s affiliates are not undertaking to provide impartial investment advice or give advice in a fiduciary capacity in connection with the offer and sale of the Notes under this Agreement and, accordingly, such Agent shall not regard as advice any Time of Sale Information, Pricing Supplement or other written or verbal information provided by the Bank or any of the Bank’s affiliates.

7.    Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto), any Bank information that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any applicable “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act) or any applicable Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement of material fact or omission or alleged untrue statement of material fact or omission made in reliance upon and in conformity with written information furnished to the Bank by any Agent expressly for use in the Registration Statement (or any amendment thereto), any issuer free writing prospectus or the Prospectus (or any amendment or supplement thereto) and (y) the foregoing indemnity agreement with respect to the Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent where it shall have been determined by a court of competent jurisdiction by final judgment that (A) prior to the Time of Sale Information the Bank shall have notified such Agent that the Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (B) such untrue statement or omission of a material fact was corrected in an amended or supplemented Prospectus or, where permitted by law, an issuer free writing prospectus and such corrected Prospectus or issuer free writing prospectus was provided to such Agent far enough in advance of the Time of Sale Information so that such corrected Prospectus or issuer free writing prospectus could have been delivered or otherwise conveyed to such person prior to the Time of Sale Information, (C) such corrected Prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not delivered or otherwise conveyed to such person at or prior to the Time of Sale Information, and (D) such loss, claim, damage or expense would not have occurred had the corrected Prospectus or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been delivered or otherwise conveyed to such person as provided for in (C).

(b)    You agree to indemnify and hold harmless the Bank, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to you, but only with reference to information relating to you furnished to the Bank in writing by you expressly for use in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Bank shall have furnished any amendments or supplements thereto), any applicable Free Writing Prospectus or any applicable Time of Sale Information.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7(a) above, and by the Bank, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there were to be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and you on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and you on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Bank bear to the total discounts and commissions received by you in respect thereof. The relative fault of the Bank on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The Bank and you agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of Notes referred to in

Section 7(d) that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Bank, its officers and you set forth in or made pursuant to this Agreement or any Terms Agreement will remain operative and in full force and effect regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Bank, its officers or directors or any person controlling the Bank and acceptance of and payment for any of the Notes.

(g)    Except as otherwise provided in a Written Terms Agreement with respect to a particular offering of Notes, the obligations of each Agent under this Section 7 are several and not joint.

8.    Termination. This Agreement may be terminated at any time either by the Bank or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not cause or require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not cause or require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last sentence of Section 3(c) and Sections 3(d), 3(h), 6, 7, 9, 10, 12, 13, and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Bank but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(b), 3(e), 3(f), 4 and 5 shall also survive until such delivery has been made.

9.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, at the address beneath such Agent’s signature on the signature page hereof until such Agent provides notice otherwise; or, if sent to the Bank, will be mailed or delivered and confirmed to the Bank at each of the following addresses until the Bank provides notice otherwise.

Deutsche Bank AG New York Branch

60 Wall Street, Mail Stop NYC60–3002

New York, New York 10005

Attention: Treasury / Issuance, Subordinated Tier 2 Notes Program

Deutsche Bank AG New York Branch

60 Wall Street, Mail Stop NYC60–3610

New York, New York 10005

Attention: Legal Department / Issuance, Subordinated Tier 2 Notes Program

10.    Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

11.    Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. Each of the parties represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.

12.    Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

13.    Submission to Jurisdiction. The Bank agrees that any legal suit, action or proceeding brought by any Agent or by any person controlling any Agent, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Bank has appointed DB USA Corporation, 60 Wall Street, New York, New York 10005, Attention: Office of the Corporate Secretary, as its authorized agent (the “Authorized Agent”) upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by any Agent and the Bank expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Bank and such appointment shall have been accepted by such successor authorized agent. The Bank represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank.

14.    Judgment Currency. The Bank, on the one hand, and the Agents severally, on the other hand, agree to indemnify the other against loss incurred as a result of any judgment or order being given or made for any amount due hereunder or under the Notes and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by it if such indemnified party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Bank and the Agents and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

15.    Contractual Recognition of European Economic Area Bail-in.

Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any EU BRRD Party and its respective counterparty under this Agreement, each such counterparty acknowledges and accepts that a EU BRRD Liability arising under this Agreement may be subject to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority in relation to any EU BRRD Liability of an EU BRRD Party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the EU BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the EU BRRD Liability into shares, other securities or other obligations of the relevant EU BRRD Party or another person (and the issue to or conferral on the other party or parties of such shares, securities or obligations); (iii) the cancellation of the EU BRRD Liability; and/or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of this Agreement as they relate to any EU BRRD Liability of a EU BRRD Party, as deemed necessary by the Relevant EU Resolution Authority, to give effect to the exercise of EU Bail-in Powers by the Relevant EU Resolution Authority.

For purposes of this Section 16,

“EU Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the EU BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule (or any such successor webpage).

“EU Bail-in Powers” means any EU Write-down and Conversion Powers, in relation to the relevant EU Bail-in Legislation.

“EU BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended.

“EU BRRD Liability” means a liability in respect of which the relevant EU Write Down and Conversion Powers in the applicable EU Bail-in Legislation may be exercised.

“EU BRRD Party” means any party to this Agreement subject to EU Bail-in Powers.

“EU Write-down and Conversion Powers” has the meaning given to it in the EU Bail-in Legislation Schedule.

“Relevant EU Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant EU BRRD Party.

16.    Contractual Recognition of United Kingdom Bail-in.

Notwithstanding any other term of this Agreement or any other agreements, arrangements or understandings between any UK BRRD Party and its respective counterparty under this Agreement, each such counterparty acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK BRRD Party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK BRRD Party or another person (and the issue to or conferral on the other party or parties of such shares, securities or obligations); (iii) the cancellation of the UK Bail-in Liability; and/or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)    the variation of the terms of this Agreement as they relate to any UK Bail-in Liability of a UK BRRD Party, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of this Section 17,

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK BRRD Party” means any party to this Agreement subject to UK Bail-in Powers.

17.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Agent that is a Covered Entity or a Covered Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 18:

“Covered Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Bank and you.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
Name: Jonathan Blake
Title: Managing Director

By:	/s/ Thomas Rueckert
Name: Thomas Rueckert
Title: Vice President

The foregoing Distribution Agreement is hereby confirmed and accepted by the undersigned as an Agent as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeanmarie Genirs
Name: Jeanmarie Genirs
Title: Managing Director, DBSI

By:	/s/ Christopher J. Kulusic
Name: Christopher J. Kulusic
Title: Director

Notices hereunder shall be sent to:

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Debt Capital Markets Syndicate

Telefax: +1-212-797-2202

With a copy to:

Deutsche Bank Securities Inc.

60 Wall Street, 36th Floor

New York, New York 10005

Attention: General Counsel

Telefax: +1-646-374-1071

EXHIBIT A

DEUTSCHE BANK AKTIENGESELLSCHAFT

TIER 2 SUBORDINATED NOTES

TERMS AGREEMENT

            , 20

Deutsche Bank Aktiengesellschaft

Attention:

Re:	Distribution Agreement, dated August 3, 2021 (the “Distribution Agreement”)

The undersigned agrees to purchase your Subordinated Tier 2 Notes, having the terms set forth in the Term Sheet attached hereto as Annex 1.

The provisions of the Distribution Agreement (other than 2(a), 2(d), 2(e) and 6(i)) and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6(g), 7, 9, 10, 12, 13, and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.

The Agents’ obligation to purchase any Notes hereunder is subject to (i) the accuracy of, at the time of such purchase, the Bank’s representations and warranties contained in the Distribution Agreement and to the Bank’s performance and observance of all applicable covenants and agreements contained therein, and the satisfaction of all conditions precedent contained therein, including, without limitation, those pursuant to Section 4 thereof. The delivery of the following additional documents will also be required by the Agents: [insert additional documents to be delivered pursuant to Section 4] [none].

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules, each of the Bank and the undersigned (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it (as agreed between them) regarding the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Notes. The undersigned, acting as the representative on behalf the co-managers identified in the attached Term Sheet, notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Prospectus in connection with the Notes.

Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, (i) each of [insert UK banks here] (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Notes, and (ii) [insert non-UK banks here] note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels as applying to the Notes by the UK Manufacturers and the related information set out in the Prospectus in connection with the Notes.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement.

The undersigned agrees to perform its duties and obligations specifically provided to be performed by the Agents in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

Additional Provisions Related to Qualified Independent Underwriter

1.    The Bank hereby confirms its engagement of                     , and                      hereby confirms its agreement with the Bank, to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Notes.                     , in its capacity as qualified independent underwriter, is referred to herein as the “Qualified Independent Underwriter.”                      is also an Agent.

2.    Indemnification of Qualified Independent Underwriter. Without limitation of and in addition to its obligations under the Section 7 of the Distribution Agreement, the Bank agrees to indemnify and hold harmless the Qualified Independent Underwriter, its directors, officers, employees and agents and each person who controls the Qualified Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the Qualified Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement and the Distribution Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Qualified Independent Underwriter. Section 7(b) shall apply equally to any action or proceeding brought against the Qualified Independent Underwriter or any such person in respect of which indemnity may be sought against the Bank pursuant to the immediately preceding sentence, except that the Bank shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the Qualified Independent Underwriter and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to Section 7(a), in any such action or proceeding.

3.    Notwithstanding Section 7(d) of the Distribution Agreement, in no case shall the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) be responsible for any amount in excess of the compensation received by the Qualified Independent Underwriter for acting in such capacity. The benefits received by the Qualified Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation received by the Qualified Independent Underwriter for acting in such capacity.

4.     The Bank will pay all the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by the FINRA of the terms of the sale of the Notes, including the fees and expenses, if any, of                      acting as “qualified independent underwriter” within the meaning of FINRA Rule 5121.

5.    For purposes of Section 9 of the Distribution Agreement, if any communications are sent to the Qualified Independent Underwriter, will be mailed or delivered and confirmed to the Qualified Independent Underwriter at the following address:

[Insert Notice Details of Qualified Independent Underwriter]

Notwithstanding anything contained in this Agreement or the Distribution Agreement, the Agents may by notice to the Bank terminate this Agreement at any time before the time on the Settlement Date when payment would otherwise be due under this Agreement to the Bank in respect of the Notes if:

(a)	in the opinion of Deutsche Bank Securities Inc., circumstances shall be such as:

(i)	to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this Agreement; or

(ii)	to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

(b)	in the opinion of the Deutsche Bank Securities Inc., there shall have been:

(i)	any change in national or international political, legal, tax or regulatory conditions; or

(ii)	any calamity or emergency,

which has in its view caused a substantial deterioration in the price and/or value of the Notes, and, upon notice being given, the parties to this Agreement shall (except for the liability of the Bank in relation to expenses as provided in Section 7 of the Distribution Agreement and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

This Agreement shall be subject to the termination provisions of Section 8 of the Distribution Agreement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. Each of the parties represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.

[NAME]

By:
Name:
Title:

By:
Name:
Title:

[NAME]
in its capacity as Qualified Independent Underwriter

By:
Name:
Title:

Accepted and Agreed:

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

DEUTSCHE BANK AKTIENGESELLSCHAFT

TIER 2 SUBORDINATED NOTES

ADMINISTRATIVE PROCEDURES

Explained below are the administrative procedures and specific terms of the offering from time to time of Subordinated Tier 2 Notes (the “Notes”) on a continuous basis by Deutsche Bank Aktiengesellschaft (the “Bank”) pursuant to the Distribution Agreement, dated August 3, 2021 (as may be amended from time to time, the “Distribution Agreement”) between the Bank and the Agents listed on the signature pages therein (collectively or individually, the “Agent”).

The Notes will be issued as subordinated indebtedness of the Bank pursuant to the provisions of the Amended and Restated Subordinated Indenture, dated as of August 3, 2021 (as may be supplemented or amended from time to time, the “Indenture”), among the Bank, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas (“DBTCA”), as paying agent, transfer agent, registrar and authenticating agent.

In the Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agent, as agent of the Bank. The Agent, as principal, may also purchase Notes for its own account and if requested by the Agent, the Bank and the Agent will enter into a terms agreement (a “Terms Agreement”), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by the Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

DBTCA will be the Paying Agent, Authenticating Agent, Issuing Agent and Registrar for the Notes and Deutsche Bank AG, acting through its head office or a branch office, will be the Calculation Agent with respect to Notes the terms of which require a Calculation Agent, and in each case, will perform the duties specified herein. Each Note will be represented by either (i) a global note delivered to DBTCA, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”) or (ii) a certificate delivered to the holder thereof or a person designated by such holder, a “Certificated Note.” Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.

Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined.

The Bank will advise the Agent in writing of the employees of the Bank with whom the Agent is to communicate regarding offers to purchase Notes and the related settlement details.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, DBTCA will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under (i) a letter of representations from the Bank and DBTCA to DTC for the Notes, to be delivered prior to the first issuance of Notes under the Indenture and (ii) any other letters of representations delivered by the Bank and DBTCA to DTC, from time to time, in connection with any other offering of securities issued by the Bank (the letters of representations referred to in clauses (i) and (ii) are referred to collectively as the “Letter of Representations”).

Issuance:	Unless otherwise specified in any Prospectus, Time of Sale Information or Free Writing Prospectus on any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Bank will issue a single global note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Note will be dated and issued as of the date of its authentication or countersignature, as the case may be, by Wilmington Trust, National Association or the Authenticating Agent. Each Global Note on which interest is payable will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or, if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes may be payable in either U.S. dollars or other specified currencies. No Global Note will represent any Certificated Note.

If the Term Sheet (as defined herein) provides for an extended offering period beyond the Original Issue Date, then on any subsequent date of settlement for Notes having the same Original Issue Date, Maturity Date and other terms as the Notes represented by such Global Note, Wilmington Trust, National Association will annotate the Global Note to indicate the change in aggregate principal amount and will notify DBTCA of such annotation. Upon such annotation DBTCA, by means of an instruction originated through DTC’s Deposit/Withdrawal at Custodian (DWAC) system, will inform DTC to reflect an increase to the aggregate principal amount of the Notes.

Denominations:	Unless otherwise specified in the applicable Term Sheet, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in the applicable Term Sheet or Prospectus Supplement. Global Notes will be denominated in principal amounts not in excess of U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes, representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Preparation of Term Sheet / Prospectus Supplement:	If any order to purchase a Book-Entry Note is accepted by or on behalf of the Bank, the Bank will prepare a preliminary or final Prospectus Supplement and, if applicable, a Term Sheet (together, a “Prospectus Supplement”) reflecting the terms of such Note. The Bank (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Prospectus Supplement in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and (ii) will, as soon as possible and in any event not later than the date on which such Prospectus Supplement is filed with the Commission, deliver the number of copies of such Prospectus Supplement to the Agent as the Agent shall request. The Agent will cause such Prospectus Supplement to be delivered, or otherwise made available, to the purchaser of the Note.

In each instance that a Prospectus Supplement is prepared, the Agent will affix the Prospectus Supplement to, or otherwise use it with, Prospectuses and any other Time of Sale Information prior to their use. Outdated Free Writing Prospectuses, Term Sheets, Prospectus Supplements and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Bank of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Note shall constitute “settlement” with respect to such Notes. All orders accepted by the Bank will be settled on the date set forth in the applicable Prospectus or Time of Sale Information, which shall be no earlier than the next Business Day.

Settlement Procedures:	Unless otherwise specified in any Prospectus or Time of Sale Information, settlement procedures with regard to each Book-Entry Note sold by the Bank to or through the Agent (unless otherwise specified pursuant to a Terms Agreement), shall be as follows:

A.	In the case of a Book-Entry Note, the Agent will advise the Bank by telephone, electronically or in writing that such Note is a Book-Entry Note and of the following settlement information:

1. Principal amount.

2. Maturity Date.

3.  In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually, semiannually or quarterly or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4. Redemption or repayment provisions, if any.

5. Ranking.

6. Settlement date and time (Original Issue Date).

7. Interest Accrual Date.

8. Price to public.

9. Agent’s commission, if any, determined as provided in the Distribution Agreement.

10. Specified Currency.

11.  Whether the Note is an Original Issue Discount Security (an “OID Note”) and, if it is an OID Note, the applicability of any Modified Payment upon Acceleration or Redemption (and, if so, the Issue Price).

12. Whether the Bank has the option to reset the Spread or Spread Multiplier of the Note.

13. Any other applicable provisions.

B.	The Bank will advise DBTCA by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure “A” above. DBTCA will then assign a CUSIP number to the Global Note representing a Note and will notify the Bank and the Agent of such CUSIP number(s) by telephone as soon as practicable.

C.	DBTCA will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

1. The information set forth in Settlement Procedures “A” and “B” above, as applicable.

2.  The Initial Interest Payment Date for the Notes, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

3. The CUSIP number of the Global Note.

4. The number of Participant accounts to be maintained by DTC on behalf of the Agent and DBTCA.

D.	Wilmington Trust, National Association or the Authenticating Agent, will, as applicable, authenticate, complete and deliver the Global Note.

E.	DTC will credit such Note to DBTCA’s participant account at DTC.

F.	DBTCA will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note to DBTCA’s participant account and credit such Note to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit DBTCA’s settlement account for an amount equal to the price of such Note, less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by DBTCA to DTC that the Global Note representing a Book-Entry Note has been issued and authenticated.

G.	Unless the Agent or a person holding through the Agent is the end purchaser of a Note, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to the Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

H.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I.	DBTCA will credit to the account of the Bank maintained at DBTCA, in funds available for immediate use in the amount transferred to DBTCA in accordance with Settlement Procedure “G”.

J.	Unless the Agent is the end purchaser of the Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.	Monthly, DBTCA will send to the Bank a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures and setting forth a brief description of any sales of which the Bank has advised DBTCA that have not yet been settled.

Settlement Procedures Timetable:	Unless otherwise specified in any Prospectus or Time of Sale Information for sales by the Bank of Book-Entry Notes, to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

	Settlement Procedure	Time
	A–C	11:00 A.M. on the sale date
	D–F	9:00 A.M. on the settlement date
	G	10:00 A.M. on the settlement date
	H–I	2:00 P.M. on the settlement date
	J	4:45 P.M. on the settlement date
	K	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A” through “C” shall be completed as soon as practicable but no later than 11:00 A.M. on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 11:00 A.M. respectively, on the first Business Day before the settlement date. Settlement Procedure “J” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, DBTCA, after receiving notice from the Bank or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If DBTCA fails to enter a SDFS deliver order with respect to a Book-Entry Note, pursuant to Settlement Procedure “F”, DBTCA may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to DBTCA’s participant account, provided that DBTCA’s participant account contains a principal amount of the Global Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, DBTCA will mark such Global Note, “canceled,” make appropriate entries in DBTCA’s records and send such canceled Global Note, to the Bank. The CUSIP number assigned to such Global Note shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, DBTCA will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, DBTCA will deliver the withdrawal message to Wilmington Trust, National Association and Wilmington Trust, National Association will take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, Wilmington Trust, National Association or the Authenticating Agent will provide, in accordance with Settlement Procedures “D” and “F”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note and will make appropriate entries in its records.

MMI Procedures:	If a Book-Entry Note is settled using DTC’s MMI procedures and a Master Global Note, then the procedures set forth in Part I will apply only to the extent compatible with DTC’s MMI procedures.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

DBTCA will serve as registrar in connection with the Certificated Notes.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by Wilmington Trust, National Association or the Authenticating Agent. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Prospectus Supplement:	If any order to purchase a Certificated Note is accepted by or on behalf of the Bank, the Bank will prepare a Preliminary or final Prospectus Supplement reflecting the terms of such Note. The Bank (i) will arrange to file an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Prospectus Supplement and in accordance with the applicable paragraph of Rule 424(b) under the Act, (ii) will promptly deliver the number of copies of such Prospectus Supplement to the Agent as the Agent shall reasonably request and (iii) will, on the Agent’s behalf, promptly file copies of such Prospectus Supplement and other related documentation with FINRA as required under its rules. The Agent will cause such Prospectus Supplement to be delivered to the purchaser of the Note.

In each instance that a Prospectus Supplement is prepared, the Agent will affix the Prospectus Supplement to, or otherwise use it with,

Prospectuses and any other Time of Sale Information prior to their use. Outdated free writing prospectuses, Term Sheets, Prospectus Supplements and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the Bank of immediately available funds in exchange for an authenticated Certificated Note delivered to the Agent and the Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Bank will be settled on or before the date set forth in the applicable Prospectus or Time of Sale Information, which shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Bank to or through the Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

A.	In the case of Certificated Notes, the Agent will advise the Bank by telephone that such Note is a Certificated Note and of the following settlement information:

1. Name in which such Note is to be registered (“Registered Note Owner”).

2. Address of the Registered Note Owner and address for payment of principal and interest.

3. Taxpayer identification number of the Registered Note Owner (if available).

4. Principal amount.

5. Maturity Date.

6.  In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually, semiannually or quarterly or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base

    Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

7. Redemption or repayment provisions, if any.

8. Ranking.

9. Settlement date and time (Original Issue Date).

10. Interest Accrual Date.

11. Price to public.

12. Agent’s commission, if any, determined as provided in the Distribution Agreement.

13. Denominations.

14. Specified Currency.

15. Whether the Note is an OID Note and if it is an OID Note, the applicability of any Modified Payment upon Acceleration or Redemption (and, if so, the Issue Price).

16. Whether the Bank has the option to reset the Spread or Spread Multiplier of the Note.

17. Any other applicable provisions.

B.	The Bank will advise DBTCA by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure “A” above.

C.	The Bank will have delivered to Wilmington Trust, National Association a pre-printed four-ply packet for each Note which packet will contain the following documents in forms that have been approved by the Bank, the Agent and the Trustee, as applicable:

1. Note with customer confirmation.

2. Stub One – For DBTCA.

3. Stub Two – For the Agent.

4. Stub Three – For the Bank.

D	Wilmington Trust, National Association or the Authenticating Agent will, with respect to a Note, authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent. The Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to Wilmington Trust, National Association. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the Bank at DBTCA, or to such other account as the Bank shall have specified to the Agent and Wilmington Trust, National Association in funds available for immediate use, of an amount equal to the price of such Note less the Agent’s commission, if any. In the event that the instructions given by the Agent for payment to the account of the Bank are revoked, the Bank will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

E.	Unless the Agent is the end purchaser of such Note, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F.	Wilmington Trust, National Association will send Stub Three to the Bank by first-class mail. Periodically, DBTCA will also send to the Bank a statement setting forth, in the case of the Notes, the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Bank has advised DBTCA that have not yet been settled.

Settlement Procedures Timetable:	For sales by the Bank of Certificated Notes, to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement), Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times in New York City set forth below:

	Settlement Procedure	Time
	A–C	2:00 P.M. on day before settlement date
	D	3:00 P.M. on day before settlement date
	E–F	2:15 P.M. on day before settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Bank and Wilmington Trust, National Association and DBTCA by telephone and return such Note to Wilmington Trust, National Association. Upon receipt of such notice, the Bank will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Bank will reimburse the Agent or DBTCA, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Bank. Immediately upon receipt of the Certificated Note, in respect of which such failure occurred, Wilmington Trust, National Association will mark such note “canceled,” make appropriate entries in its records and send such Note to the Bank.

EXHIBIT C

DEUTSCHE BANK AKTIENGESELLSCHAFT

Subordinated Tier 2 Notes

AGENT ACCESSION LETTER

[date]

[Name of Agent]

[Address of Agent]

Dear Sirs/Mesdames:

Deutsche Bank Aktiengesellschaft, a banking corporation organized under the laws of the Federal Republic of Germany (the “Bank”), has previously entered into a Distribution Agreement, dated August 3, 2021 (the “Distribution Agreement”), among the Bank and the other agents signatory thereto (the “Existing Agents”), with respect to the issue and sale from time to time by the Bank of the Bank’s Subordinated Tier 2 Notes (the “Notes”). The Notes will be issued under the Amended and Restated Subordinated Indenture, dated as of August 3, 2021, among the Bank, Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent, registrar and authenticating agent (as may be supplemented or amended from time to time, the “Indenture”) and will be offered on a registered basis under the Registration Statement then in effect with respect to the Notes. The Distribution Agreement permits the Bank to appoint one or more additional persons to act as agent with respect to the Notes, on terms substantially the same as those contained in the Distribution Agreement. A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Notes attached thereto as Exhibit B, is attached hereto.

In accordance with Section 2(d) of the Distribution Agreement we hereby confirm and you hereby agree that, with effect from the date hereof, you shall become a party to, and an Agent under, the Distribution Agreement, vested with all the authority, rights and powers, and subject to all duties and obligations of an Agent as if originally named as such under the Distribution Agreement.

Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. Your obligation to act as Agent hereunder shall be subject to you having received copies of the most recent documents (including any prior documents referred to therein) previously delivered to the Existing Agents pursuant to Sections 4 and 5 of the Distribution Agreement and letters from the counsel referred to in Section 4(b) of the Distribution Agreement and the Bank’s independent auditors entitling you to rely on their opinions and comfort letter, respectively, delivered pursuant to the Distribution Agreement (to the extent such opinions and comfort letter do not, by their terms permit you as an Additional Agent to rely on them).

By your signature below, you confirm that such documents are to your satisfaction. For purposes of Section 9 of the Distribution Agreement, you confirm that your notice details are as set forth immediately beneath your signature.

Each of the parties to this letter agrees to perform its respective duties and obligations specifically provided to be performed by each of the parties in accordance with the terms and provisions of the Distribution Agreement and the Administrative Procedures, as amended or supplemented hereby.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. Each of the parties represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:
Name:
Title:

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written

[Insert name of Additional Agent and information pursuant to Section 9 of the Distribution Agreement]